
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 14, 1999


                                 REGENCY BANCORP
             (Exact name of registrant as specified in its charter)


           California                   000-23815               77-0378956
         (State or other         (Commission File Number)     (IRS Employer
  jurisdiction of incorporation)                           Identification No.)



7060 N. Fresno, Fresno, California                                   93720
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:   (559) 438-2600


                                 Not Applicable
         (Former name or former address, if changed since last report).

                                                           Page 1 of 8 pages


                                              The Exhibit Index is on Page 4.


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Item 5.           OTHER EVENTS.

                  The Registrant issued a press release dated July 14, 1999
                  announcing that the registrant earned $2.45 million or $0.93 per share in the first six months of 1999. This was an increase of 114 percent or $1.31 million over the same period last year when it earned $1.15 million or $0.44 per share.
                  Second quarter net income for 1999 was $1.34 million or $0.51 per share, as compared to $629,000 or $0.24 per share earned in the same period last year. The foregoing is qualified by reference to the press release attached as exhibit 99.1

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS.

                  Not Applicable.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  Not Applicable.

         (c)      EXHIBITS.

                  (99.1)   Press Release dated July 14, 1999


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          REGENCY BANCORP




Date:    July 14, 1999                             /s/ STEVEN R. CANFIELD
                                                   ----------------------
                                                   Steven R. Canfield
                                                   EVP & CFO


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                                  EXHIBIT INDEX
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

   Exhibit No.                                     Description
   ----------                                      -----------
       99.1                             Press Release dated July 14, 1999



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